UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022
PDC Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2022, the Board of Directors (the “Board”) of PDC Energy, Inc. (the “Company”) approved the appointment of Ms. Pamela R. Butcher as a member of the Board to serve until the Company’s 2022 Annual Meeting of Stockholders. Ms. Butcher will be subject to annual election by the Company’s stockholders thereafter.

Ms. Butcher brings nearly 40 years of leadership experience in the chemical industry, most recently as CEO, President and Chief Operating Officer at Pilot Chemical Corp. (“Pilot”), a position she retired from in January 2021. Prior to Pilot, Ms. Butcher worked 29 years for Dow Inc. (formerly known as The Dow Chemical Company) in a variety of executive positions of increasing responsibility, including Business Vice President of Specialty Chemicals, Vice President of Corporate Marketing & Sales and Vice President and General Manager of Adhesives and Sealants.

Ms. Butcher is expected to participate in the Company’s standard non-employee director compensation arrangements that are paid on a calendar-year basis pursuant to which non-employee directors receive an annual cash retainer equal to $85,000, an annual restricted stock unit grant with a value of $180,000 that vests over a period of one (1) year and annual retainers for certain committee and committee chair service, if applicable. The Board has determined not to appoint Ms. Butcher to any committees of the Board at this time. In addition, Ms. Butcher entered into the Company’s Indemnification Agreement, a form of which was filed as Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2015.

There is no other arrangement or understanding pursuant to which Ms. Butcher was appointed as a director other than as described above. Further, Ms. Butcher has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On February 2, 2022, the Company issued a press release announcing Ms. Butcher’s appointment to the Board. A copy of the press release containing the announcement is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished, not filed. Accordingly, the information will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified as being incorporated by reference therein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated February 2, 2022, announcing appointment of new director.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2022

PDC ENERGY, INC.
By:	/s/ Nicole Martinet
Name:	Nicole Martinet
Title:	General Counsel, Senior Vice President and Corporate Secretary